EXHIBIT 99.2



                                     ORDER FORM











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
                                                                A PROPERLY COMPLETED ORIGINAL STOCK
                                                                ORDER FORM MUST BE USED TO PURCHASE
        [Progress Financial Logo]                               COMMON STOCK, ALSO READ AND SIGN THE
ATTACHED CERTIFICATION FORM.

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER FORM
-----------------------------------------------------------------------------------------------------------
                                                                        Expiration Date:
                                                                      September __, 1995
                                                                     12:00 noon., Eastern Time

                                                                CONVERSION CENTER
                                                                Roxborough-Manayunk Federal Savings Bank
                                                                6060 Ridge Avenue
                                                                Philadelphia, PA 19128
                                                                (215) 487-3835

              Note: Please read the Stock Ownership Guide and Order Form Instructions as you complete this form.
              --------------------------------------------------------------------------------------------------

(1)     The undersigned hereby subscribes for or orders $________ of common stock ("Order Amount") of Progress Financial
Corporation ("Progress Financial").  The Order Amount will be divided by the average closing price of the common stock of
Progress Financial as reported on the Nasdaq National Market during the 20 trading days ending on the day prior to the close of the Offerings ("Per Share Price") in order to determine the number of whole shares of common stock to be issued.  Cash will be refunded in lieu of issuing fractional shares.  Minimum order is $150, and the maximum order is $966,000 (subject to adjustment).
                Method of Payment                               Purchaser Information
(2)     __Enclosed is a check or money order                    (5)a   __ Check here if you are an Eligible Account
        payable to Roxborough-Manayunk Federal Savings                 Holder with a deposit account(s) totaling $50.00
        Bank ("Roxborough").                                           or more on February 28, 1994.
                                Cash can be used only                  LIST ACCOUNT(S) BELOW.
        $ ________________      if presented in person at a     (5)b   __ Check here if you are a Supplemental Eligible
                                branch office of Roxborough.           Account Holder with a deposit account(s) totaling
                                                                       $50.00 or more on June 30, 1995.  LIST
(3)     __ The undersigned authorizes withdrawal from the              ACCOUNT(S) BELOW.
        following account(s) at Roxborough.  Individual         (5)c    __Check here if you are a depositor or borrower
        Retirement Accounts can not be used.                           (with a loan outstanding as of December 31,
                                                                       1992, which continued to be outstanding as of
                                                                       August 7, 1995) of Roxborough on August 7, 1995.
        Account Number(s)       Amount                                 LIST ACCOUNT(S) OR LOAN(S) BELOW.
                                $
                                $
                                $                       Account Title (Names on Accounts)       Account Number
        Total Withdrawal Amount $                       .................................
                                                        .................................       ______________
                                                        ______________________________________________________
                                                        .................................
                                                        .................................       ______________
                                                        ______________________________________________________

                                                        Please note: Failure to list all your accounts may
                                                        result in the loss of part or all of your subscription
                                                        rights.  If additional space is needed, please use
                                                        the back of this order form.


(4)a    __Check here if you were a stockholder of Roxborough as of  August 7, 1995.
(4)b    __Check here if you were a stockholder of Progress Financial as of August 14, 1995.
(4)c    __Check here if you are a director, officer or employee of Roxborough, Progress Financial or any subsidiaries of
          Roxborough or Progress Financial or a member of  such person's immediate family.
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Stock Registration
(6)     Form of Stock Ownership:
        __ Individual   __Joint Tenants                 __Tenants in Common     __ IRA/Keogh Trust
        __ Fiduciary    __Corporation or Partnership    __UTMA                  (Beneficiary SS#_______)

(7) Name(s) in which your stock is to be registered (Please print clearly)      Social Security No. Or Tax ID No.


     Name(s)                                                                    Social Security No. Or Tax ID No.

     Street Address             City            State   Zip Code        County of Residence

(8)Telephone Information        Daytime Phone                           Evening Phone
                                        (   )                                   (   )

NASD Affiliation
(9)__Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (I) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and
(ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

Associates /Acting in Concert
(10)__Check here, and complete the reverse side of this Stock Order Form, if you or any of your associates (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.

Acknowledgement
(11)__To be effective, this fully completed Stock Order Form and accompanying Certification Form must be properly completed and actually received by Roxborough or Progress no later than 12:00 noon, Eastern Time, on September __, 1995, unless extended; otherwise this Stock Order Form and all subscription rights will be void. The undersigned agrees that after receipt by Roxborough or Progress, this Stock Order Form may not be modified, withdrawn or cancelled without the consent of such companies and if authorization to withdraw from deposit accounts at Roxborough or Progress has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.
Under penalty of perjury, I certify that the Social Security or Tax ID Number and the information provided on this Stock Order Form is true, correct and complete, that I am not subject to backup withholding, and that I am purchasing solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares herewith. It is understood that this Stock Order Form will be accepted in accordance with, and subject to the terms and conditions of, the Plan of Conversion and the Agreement and Plan of Reorganization described in the accompanying Prospectus. The undersigned hereby acknowledges receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to Roxborough. Federal regulations prohibit any person from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Roxborough and Progress Financial will pursue any and all legal remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.

(12)Signature                           Date    Signature                                       Date

          ALL ORDER FORMS MUST BE ACCOMPANIED BY AN EXECUTED CERTIFICATION FORM.
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          Item (5)a, (5)b, (5)c--continued

          Account Title (Names on Accounts)       Account Number

          _____________________________           ______________
          _____________________________
          _____________________________

          _____________________________           ______________
          _____________________________
          _____________________________

          _____________________________           ______________
          _____________________________
          _____________________________

          Item (10)--continued
          List below all other orders submitted by you or Associates (as defined below) or by persons acting in concert with you.

          Name(s) listed on other Order Forms     Dollar Amount Ordered

          _____________________________           ______________
          _____________________________
          _____________________________

          _____________________________           ______________
          _____________________________
          _____________________________

          _____________________________           ______________
          _____________________________
          _____________________________

          _____________________________           ______________
          _____________________________
          _____________________________


          "Associate" is defined as: (i) any corporation or organization (other than FJF Financial, Roxborough, Progress Financial or Progress) of which such person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; provided, however, that such term shall not include Progress Financial's or Roxborough's tax-qualified employee benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Progress Financial, FJF Financial or Roxborough or any subsidiaries thereof. Directors of Progress Financial, Progress, FJF Financial or Roxborough are not treated as associates solely because of their Board membership.




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      YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK.

                               CERTIFICATION FORM


I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE ("COMMON STOCK"), OF PROGRESS FINANCIAL CORPORATION (THE "COMPANY"), ARE NOT SAVINGS ACCOUNTS OR DEPOSITS, ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY THE FEDERAL GOVERNMENT OR ANY OTHER AGENCY.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision, Northeast Regional Director, Angelo A. Vigna at (201)413-1000.

I further certify that, before purchasing the shares of Common Stock of the Company, I received a Prospectus of the Company dated August __, 1995 relating to such offer of Common Stock. The Prospectus that I received contains disclosure concerning the nature of the Common Stock being offered by the Company and describes the following risks involved in an investment in the Common Stock under the heading "Special Considerations" beginning on page __ of the Prospectus.

      1. Potential Effects of Changes in Interest Rates and the Current Interest Rate Enviroment
      2. Historical Financial Condition and Results of Operations
      3. Increased Emphasis on Commercial Business, Residential Construction, Commercial Real Estate and Consumer Lending
      4. Regulation
      5. Recapitalization of SAIF and Effect of Reduction in BIF Premiums
      6. Dividends
      7. Limitation of Tax Benefits
      8. Effect of the Conversion and the Merger
      9. Possible Dilutive Effect of Issuance of Additional Shares
     10. Possible Dilution to Roxborough Public Stockholders as a result of Purchase Limitations
     11. Purchases of Conversion Stock in the Offerings
     12. Relationships Between the Company, Roxborough-Manayunk and Sandler O'Neill
     13. Anti-takeover Provisions
     14. Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

     NOTE: If stock is to be held jointly, both parties must sign.



Signature: ___________________________ Signature:_______________________________


Date: ________________________________ Date: __________________________________




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[LOGO]

                                STOCK ORDER FORM
                             GUIDE AND INSTRUCTIONS
                             ----------------------

Stock Ownership Guide
---------------------

Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Uniform Gifts to Minors ("UGMA")

Stock may be held in the name of a custodian for a minor under the Uniform Gifts to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Gifts to Minors Act is "UGMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate stats. For example, stock held by John Doe as custodian for Susan Doe under the New York Uniform Gifts to Minors Act will be abbreviated John Doe, CUST Susan Doe UGMA, NY (use minor's social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
o The name(s) of the fiduciary.  If an individual, list the first name, middle initial and last name.  If a corporation, list the full corporate title (name).  If an individual and a corporation, list the corporation's title before the individual.
o The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
o  A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
o The date of that document governing the relationship, except that the     date
of a trust created by a will need not be included in the description.
o The name of the maker, donor or testator and the name of the     beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.



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Instructions
------------

Item 1--
Fill in the total dollar amount that you wish to purchase. The minimum purchase is $150. The maximum purchase in the Subscription Offering is $966,000 (subject to adjustment). The maximum purchase in the Community Offering is $966,000 (subject to adjustment). The maximum that any person , together with associates of or persons actiong in concert with such person, may purchase is $1,610,000 (subject to adjustment). Progress Financial reserves the right to reject, in whole or in part, any subscription received in the Community Offering.

Item 2--
Payment for shares may be made in cash (only if delivered by you in person) or by check or money order payable to Roxborough-Manayunk Federal Savings Bank ("Roxborough"). Your funds will earn interest at Roxborough's passbook rate of interest until the Conversion and the Merger are completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by check or money order.

Item 3--
If you pay for your stock by a withdrawal from a Roxborough deposit account, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 4--
a. Please check this box if you were a stockholder of Roxborough as of August 7, 1995.
b. Please check this box if you were a stockholder of Progress Financial as of August 14, 1995.
c. Please check this box to indicate whether you are a director, officer or employee of Roxborough, Progress Financial or any subsidiaries thereof or a member of such person's immediate family.

Item 5--
a. Please check this box if you are an Eligible Account Holder with a deposit account of $50.00 or more on February 28, 1994.
b. Please check this box if you are a Supplemental Eligible Account Holder with a deposit account of $50.00 or more on June 30, 1995.
c. Please check this box if you were a depositor or a borrower (with a loan outstanding as of December 31, 1992, which continued to be outstanding as of August,7 1995) of Roxborough on August 7, 1995.

Please list all names on the account(s) and all account number(s) of accounts you had at these dates in order to ensure proper identification of your purchase rights. Please note: Failure to list your accounts may result in loss of part or all of your subscription rights.

Items 6, 7 and 8--
The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your Progress Financial Corporation common stock. Please complete items 6, 7 and 8 as fully and accurately as possible, and be certain to supply your social security number and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock
Ownership Guide".


Item 9--
Please check this box if you are a member of the NASD or if this item otherwise applies to you.


Item 10--
Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.

Item 11 and 12--
Please sign and date the Stock Order Form where indicated. Review the Stock Order Form carefully before you sign, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.


_______________________________________________________________________________
You may mail your completed Stock Order Form and Certification Form in the envelope that has been provided, or you may deliver your Stock Order Form and Certification Form to any branch office of Roxborough. Your Stock Order Form and Certification Form, properly completed, and payment in full (or withdrawal authorization) must be received by Roxborough no later than 12:00 noon, Eastern Time, on September__,1995 or it will become void. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form and Certification Form, you may call our Conversion Center Monday through Friday from 10:00 a.m. to 4:00 p.m.. Please note the Conversion
Center will be closed for the Labor Day holiday, from 12:00 noon on Friday, September 1, 1995 through 12:00 noon on Tuesday, September 5, 1995.

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